                                                                    Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this Registration Statement.


                              /s/ Arthur Andersen LLP

                              ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin,
February 24, 1997